Exhibit 99.77(q)(1)

Item 77Q-1 – Exhibits

(e)(1)

Investment Management Agreement between ING Strategic Allocation Portfolios, Inc. and ING Investments, LLC dated May 7, 2013 – Filed as an exhibit to Post-Effective Amendment No. 47 to the Registrant’s Registration Statement on Form N-1A on February 11, 2014 and incorporated herein by reference.

(e)(2)

Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co. LLC dated May 7, 2013 – Filed as an exhibit to Post-Effective Amendment No. 47 to the Registrant’s Registration Statement on Form N-1A on February 11, 2014 and incorporated herein by reference.